SCHEDULE 14C – INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

 FLEXSHOPPER, INC.

(Name of Registrant As Specified In Charter

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PRELIMINARY COPIES

FLEXSHOPPER, INC.

2700 North Military Trail, Ste. 200

Boca Raton, FL 33431

(561) 419-2923

INFORMATION STATEMENT

STOCKHOLDER MAJORITY ACTION BY WRITTEN CONSENT

IN LIEU OF AN ACTUAL MEETING ON OR ABOUT MARCH __, 2016

IMPORTANT NOTICE:

THE COMPANY’S INFORMATION STATEMENT CAN BE ACCESSED DIRECTLY AT THE FOLLOWING INTERNET ADDRESS: http://www.cstproxy.com/flexshopper/2016.

To the Shareholders:

Notice is hereby given to all shareholders that the purpose of this Information Statement is to inform the holders of record, as of the close of business on January 22, 2016 (the “Record Date”) of shares of Common Stock and shares of Series 1 Preferred Stock (the “Voting Stock”), which have the voting power of FlexShopper, Inc., a Delaware corporation (the “Company”), that our Board of Directors on __________, 2016 approved and on or about March __, 2016, the holders of a majority of our Voting Stock (collectively the “Consenting Stockholders”) are expected to ratify, adopt and approve by written consent in lieu of an actual meeting the following matter (the “Proposal”):

Consider and vote upon a proposal to grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation (the “RS Amendment”) to effectuate a Reverse Stock Split of the Company’s Common Stock, $.0001 par value, by a ratio of no less than one-for-five and no more than one-for-ten with such ratio to be determined by the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”), it being understood that completing such Reverse Split may result in us obtaining a listing on The NASDAQ Capital Market.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Only stockholders of record at the close of business on the Record Date are entitled to receipt of this Information Statement. No action is required by you. The Company Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Section 228(a) of the Delaware Corporation Law and Rule 14C of the Securities Exchange Act of 1934, as amended. This Information is first mailed to you on or about February __, 2016. Please feel free to call us at the phone number set forth above should you have any questions on the enclosed Information Statement.

For the Board of Directors of FlexShopper, Inc.
February __, 2016	Brad Bernstein, Chief Executive Officer

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

FLEXSHOPPER, INC.

2700 North Military Trail, Ste. 200

Boca Raton, FL 33431

INFORMATION STATEMENT

February __, 2016

COPIES OF COMMUNICATIONS TO:

Morse & Morse, PLLC

1400 Old Country Road, Suite 302

Westbury, NY 11590

Phone: 516-487-1446

Fax: 516-487-1452

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act), to the holders (the “Stockholders”) of the Common Stock and Series 1 Preferred Stock (collectively the “Voting Stock”) of FlexShopper, Inc., a Delaware corporation (the “Company”), to notify Stockholders that on or about March __, 2016, the Company anticipates receiving written consents in lieu of an actual meeting of stockholders from certain holders of at least a majority of the issued and outstanding Voting Stock of the Company to approve the following Proposal:

Consider and vote upon a proposal to grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation (the “RS Amendment”) to effectuate a Reverse Stock Split of the Company’s Common Stock, $.0001 par value, by a ratio of no less than one-for-five and no more than one-for-ten with such ratio to be determined by the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”), it being understood that completing such Reverse Split may result in us obtaining a listing on The NASDAQ Capital Market.

Accordingly, your consent is not required and is not being solicited in connection with the approval.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matter of action taken. In addition, pursuant to the laws of Delaware, the action taken by majority written consent in lieu of an actual meeting does not create appraisal or dissenters’ rights.

Our board of directors has determined to pursue this stockholder action by majority written consent in lieu of an actual meeting in an effort to reduce the costs and management time required to hold a meeting of stockholders and to implement the above action for our stockholders in a timely manner.

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The above action will become effective no sooner than 20 calendar days following the mailing to the Stockholders of this Definitive Information Statement.

Who is entitled to notice?

All holders of shares of Common Stock and Series 1 Preferred Stock of record on the close of business on January 22, 2016, the Record Date, are entitled to notice of the Proposal.

On what corporate matters will the principal stockholders vote?

A total of less than 10 stockholders, who hold 27,055,204 shares of voting capital stock of the Company on the Record Date, representing 50.1% of the outstanding voting capital stock (i.e. 54,003,587shares) and a majority of the issued and outstanding voting capital stock required to vote on the Proposal. These stockholders intend to vote in favor of the following proposal:

Consider and vote upon a proposal to grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation (the “RS Amendment”) to effectuate a Reverse Stock Split of the Company’s Common Stock, $.0001 par value, by a ratio of no less than one-for-five and no more than one-for-ten with such ratio to be determined by the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”), it being understood that completing such Reverse Split may result in us obtaining a listing on The NASDAQ Capital Market.

What vote is required to approve the Proposal?

In order to amend the Certificate of Incorporation of the Company to approve a reverse stock split of Common Stock by written consent, the affirmative vote of a majority of the outstanding voting capital stock is required.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

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INFORMATION STATEMENT

The Board of Directors of FlexShopper, Inc. (“FlexShopper” or “the Company”) is furnishing this Information Statement to stockholders on or about February __, 2016.

This Information Statement is being furnished to the stockholders of the Company in connection with one Proposal, which is as follows:

Consider and vote upon a proposal to grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation (the “RS Amendment”) to effectuate a Reverse Stock Split of the Company’s Common Stock, $.0001 par value, by a ratio of no less than one-for-five and no more than one-for-ten with such ratio to be determined by the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”), it being understood that completing such Reverse Split may result in us obtaining a listing on The NASDAQ Capital Market.

The Company has authorized 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. There were outstanding on the Record Date 52,104,081 shares of Common Stock and 328,197 shares of Series 1 Preferred Stock, each of which has the voting right of 5.7877 shares of Common Stock and together with the outstanding Common Stock are herein referred to as the “Voting Stock.” The Proposal contained in the preceding paragraph is expected to be adopted by the written consent of the holders of a majority in interest in the Company’s outstanding Voting Stock and submitted to the Secretary of the Company on or about March __, 2016 (the “Written Consent Effective Date”). If the proposal was not adopted by written consent, it would have been required to be considered by the Company’s stockholders at an annual or special stockholders’ meeting convened for the specific purpose of approving the proposal.

The elimination of the need for an annual or special meeting of stockholders to approve the proposal is made possible by Section 228(a) of the Delaware General Corporation Law (the “Delaware Law”) which provides that any action required by this chapter to be taken at any annual or special meeting of such stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In order to eliminate the costs and management time involved in holding an annual or special meeting and in order to effect the proposal as early as possible in order to accomplish the purposes of the Company, as hereinafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Company’s outstanding voting capital stock.

The date on which this Information Statement will first be sent to the stockholders is on or about February __, 2016. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Stock of the Company is January 22, 2016 (the “Record Date”).

The Company has provided to its stockholders of record this Information Statement pursuant to Section 228 of the Delaware Law. Following stockholder approval of the Proposal stated herein, the Company will notify its stockholders in its Form 8-K of the Written Consent Effective Date of the Proposal. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the Delaware Law are afforded to the Company’s stockholders as a result of the adoption of the proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

As of the Record Date, we have 52,104,081 shares of Common Stock and 328,197 shares of Series 1 Preferred Stock issued and outstanding. In this respect, each one share of Series 1 Preferred Stock has the voting rights of 5.7877 common shares, but is convertible into 6.33 common shares. Accordingly, the 328,197 shares of Series 1 Preferred Stock are convertible into 2,077,487 shares of Common Stock with the equivalent voting rights of 1,899,506 common shares. The following table sets forth information regarding the economic ownership of our company Common Stock by:

•	each of our stockholders who is known by us to beneficially own more than 5% of our Common Stock;

•	each of our executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if the individual has the power to vote and/or dispose of shares. This power can be sole or shared, and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person are counted as outstanding in such cases where the option holder may exercise the options within 60 days of the date hereof. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table below, each person named in the table has sole voting and dispositive power with respect to the shares set forth opposite that person’s name. (Note: All addresses of the Company’s officers and directors are c/o FlexShopper, Inc. at 2700 North Military Trail, Ste. 200, Boca Raton, FL 33431.)

Name and address of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned

Morry F. Rubin (1)	6,979,927	13.0

George Rubin (1)	3,521,927	6.6

Ilissa and Brad Bernstein (2)	3,700,000	6.9

T. Scott King (3)	120,000	*

Carl Pradelli (4)	307,500	*

Philip M. Gitler (5)	394	*

H. Russell Heiser (6)	137,333	*

Marc Malaga (7)	3,263,483	6.1

All officers and directors as a group (seven persons) (8)	14,509,137	25.5

Buechel Family Ltd Partnership (9)	1,644,095	3.1

Buechel Patient Care Research & Education Fund (10)	1,294,095	2.4

Waterfall Asset Management, LLC (11)	14,545,455	28.0

________________

*Represents less than 1% of the outstanding shares.

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(1)	Morry Rubin’s beneficial ownership includes 4,901,259 shares of Common Stock and options/warrants to purchase 1,816,668 shares of Common Stock granted to him and 262,000 shares in which Morry Rubin’s wife and George Rubin are co-trustees of certain family trusts. George Rubin’s beneficial ownership includes 2,593,259 shares of Common Stock and 262,000 shares in which Morry Rubin’s wife and George Rubin are co-trustees of certain family trusts and warrants to purchase 666,668 shares.

(2)	Of the 3,700,000 shares beneficially owned by them, 2,000,000 common are owned by Ilissa Bernstein, Brad Bernstein’s wife. The remaining 1,700,000 shares represent vested options to purchase a like amount of shares of Common Stock granted to Brad Bernstein.

(3)	Includes vested options to purchase 120,000 shares of Common Stock.

(4)	Includes options to purchase 120,000 shares, 62,500 shares owned in trust and 125,000 shares in a limited liability company owned by Mr. Pradelli and his spouse.

(5)	Philip M. Gitler has an indirect ownership interest in the Waterfall Eden Master Fund Ltd., which owns 7,882,774 shares of the Issuer. His indirect ownership interest equates to approximately 394 shares of the Issuer owned by the fund.

(6)	Includes 104,000 shares of Common Stock and 33,333 vested options.

(7)	Includes 1,915,020 common shares, warrants to purchase 666,668 shares, options to purchase 250,000 shares and 431,795 shares of Common Stock issuable upon conversion of 68,214 shares of Series 1 Preferred Stock.

(8)	Includes 9,108,594 shares of Common Stock, 262,000 shares owned in trust for certain family trusts, 431,795 shares of Common Stock issuable upon conversion of 68,214 shares of Series 1 Preferred Stock and all options and warrants (described in (1) through (7) above) to purchase an aggregate of 4,706,669 shares.

(9)	Includes 1,442,725 shares of Common Stock and 31,812 Preferred shares convertible into 201,370 shares of Common Stock. The Buechel Family Ltd Partnership is a Family Partnership, the General Partner of whom is Frederick Buechel. This partnership is being shown in the table since it may be deemed to be under common control of Dr. Frederick Buechel, who is also a principal of the Buechel Patient Care Research & Education Fund referenced in footnote (10). The address for this investor is c/o Fordham Financial Management, Inc., 17 Battery Place South, Suite 643, New York, NY 10004.

(10)	Includes 1,092,725 shares of Common Stock and 31,812 Preferred shares convertible into 201,370 shares of Common Stock. The Buechel Patient Care Research & Education Fund is a 501(c)(3) organization, the principals of which are Drs. Frederick Buechel Sr. and Jr. and Mr. Mark Buechel. This education fund is being shown in the table since it may be deemed to be under common control of Dr. Frederick Buechel who is the general partner referenced in footnote (6) of the Buechel Family Ltd Partnership. The address for this investor is c/o Fordham Financial Management, Inc., 17 Battery Place South, Suite 643, New York, NY 10004.

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(11)	Waterfall Eden Master Fund, Ltd. owns 7,882,774 shares of Common Stock, or approximately 15.2% of the outstanding shares of Common Stock. Waterfall Delta Offshore Master Fund, LP owns 4,420,646 shares of Common Stock, or approximately 8.5% of the outstanding shares of Common Stock. Waterfall Delta GP, LLC, as general partner of Waterfall Delta Offshore Master Fund, LP, may be deemed to share beneficial ownership of the shares owned by Waterfall Delta Offshore Master Fund, LP. Waterfall Sandstone Fund, LP owns 2,242,035 shares of Common Stock, or approximately 4.3% of the outstanding shares of Common Stock. Waterfall Sandstone GP, LLC, as general partner of Waterfall Sandstone Fund, LP, may be deemed to share beneficial ownership of the shares owned by Waterfall Sandstone Fund, LP. Waterfall, as the investment adviser to the Waterfall Funds, and Messrs. Thomas Capasse and Jack Ross, as members of Waterfall, may be deemed to share beneficial ownership of the 14,545,455 shares of Common Stock owned by the Waterfall Funds, or approximately 28.0% of the outstanding shares of Common Stock. Because of the relationships described above, the Reporting Persons may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, and as such, each member of the group could be deemed to beneficially own, in the aggregate, all of the shares of Common Stock held by members of the group. The Reporting Persons do not admit that they constitute a group within the meaning of Rule 13d-5. Each of the Reporting Persons disclaims beneficial ownership of the shares of Common Stock referred to herein that such Reporting Person does not hold directly. Waterfall and Messrs. Thomas Capasse and Jack Ross share the power to vote and direct the disposition of the shares owned by the Waterfall Funds. Waterfall Delta GP, LLC may be deemed to share the power to vote and direct the disposition of the shares owned by the Waterfall Delta Offshore Master Fund, LP, and Waterfall Sandstone GP, LLC may be deemed to share the power to vote and direct the disposition of the shares owned by Waterfall Sandstone Fund, LP. The address for each of the Waterfall associated companies is c/o Waterfall Management, LLC, 1140 Avenue of the Americas, 7th Floor, New York, NY 10036. This information has been obtained from a Schedule 13-D filed by Waterfall with the SEC on March 15, 2015.

 INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s By-Laws and Delaware law, a vote by the holders of at least a majority of the Voting Stock is required to effect the action described herein. As of the Record Date, the Company had 54,003,587 Voting Stock issued and outstanding and entitled to vote. Our Common Stock is entitled to one vote per share. Our Series 1 Preferred Stock is entitled to 5.7877 votes per share of Common Stock. Morry F. Rubin (4,901,259 common shares), George Rubin (2,593,259 common shares), George Rubin/Laura Levine Trusts (262,000 common shares), Illissa Bernstein (2,000,000 common shares), Marc Malaga (1,729,832 common shares individually and 185,188 common shares in the MK Family Holdings LLC (family trust) and 68,214 preferred shares directly in Mr. Malaga’s name with the voting rights of 394,802 shares totaling 2,309,822 voting shares), Waterfall Asset Management, LLC (14,545,455 common shares), and Steven Morse/Barbara Morse (443,409 common shares) own on the Record Date an aggregate of 27,055,204 shares of record entitled to vote (the “Consenting Stockholders”), representing approximately 50.1% of the Voting Stock. The Consenting Stockholders are in favor of the actions described herein and are expected to take action by majority consent on or about March __, 2016. No consideration will be paid for the consent.

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PROPOSAL TO RATIFY, ADOPT AND APPROVE AN AMENDMENT

TO THE COMPANY’S CERTIFICATE OF INCORPORATION

AND THE FILING OF SAID AMENDMENT WITH THE SECRETARY OF

STATE OF THE STATE OF DELAWARE

The Company's Board of Directors has proposed to ask its majority stockholders to approve an amendment to the Company’s Certificate of Incorporation (the “RS Amendment”) and the filing of said amendment with the Secretary of State of the State of Delaware to effectuate a Reverse Stock Split of the Company’s Common Stock, $.0001 par value, by a ratio of no less than one-for-five and no more than one-for-ten with such ratio to be determined by the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”), it being understood that completing such Reverse Split may result in us obtaining a listing on The NASDAQ Capital Market.

General

On ___________ __, 2016, our Board acted by unanimous written consent to adopt the RS Amendment to Article FOURTH of our Certificate of Incorporation effecting a Reverse Split of our Common Stock at a ratio of not less than one-for-five and no more than one-for-ten with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this RS Amendment.

Effecting the Reverse Split requires that Article FOURTH of our Certificate of Incorporation be amended to include a reference to the Reverse Split. The additional text added to Article FOURTH is attached as Appendix A to this Information Statement. If approved, the RS Amendment will be effective upon the filing of the Certificate of Incorporation (or on such date and time as specified therein) in the form attached as Appendix A with the Secretary of State of the State of Delaware with such filing to occur, if at all, at the sole discretion of the Board.

If the Board determines to effect the Reverse Split, the intent is to increase the stock price of our Common Stock, which is currently trading on the OTCQB, to a level sufficiently above the minimum bid price requirement that is required for initial listing on The NASDAQ Capital Market. Upon the Board receiving written or verbal confirmation that The NASDAQ Capital Market will approve our Common Stock for listing on The NASDAQ Capital Market, subject to compliance with the minimum bid price requirement, the Board intends to file the RS Amendment with the Secretary of State of the State of Delaware. In attempting to complete the listing requirements of The NASDAQ Capital Market (and to support operations), the Company may seek to raise additional capital from the sale of its Common Stock.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 52,104,081 shares of Common Stock outstanding as of the Record Date.

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	Prior to the Reverse Split	Assuming a one-for- five Reverse Split	Assuming a one-for- ten Reverse Split
Aggregate Number of Shares of Common Stock*	52,104,081	10,420,992	5,210,641

 _____________________

*	The numbers in the table above do not reflect the possible exercise of outstanding options, warrants and convertible preferred stock which will be proportionately adjusted to give effect to the completion of the Reverse Stock Split.
The post-split shares estimate a specific number of rounded shares.

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of capital stock from 110,000,000 shares, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The remaining authorized shares of Common Stock and Preferred Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and/or expanding our business through the acquisition of other businesses or products. By not reducing the number of authorized shares of Common Stock, the Company will have additional authorized but unissued shares of Common Stock available for any proper corporate purpose. The Company’s 2016 plans contemplate raising additional monies through the sale of its equity securities in order to support the expansion and growth of the Company’s business. As of the mailing date of this Information Statement, the Company has no specific definitive terms for the issuance of its Common Stock and/or Preferred Stock to raise capital. Nevertheless, in order to support our projected need for additional capital and to provide flexibility to raise the capital as necessary, our Board believes the number of authorized shares of Common Stock and Preferred Stock should remain at 100,000,000 and 10,000,000, respectively. It should be noted that as of the Record Date, the Company has outstanding 328,197 shares of Series 1 Preferred Stock convertible into 2,077,487 shares with each share of Preferred Stock having the voting right of 5.7877 shares of Common Stock. The conversion rights and voting rights will be appropriately adjusted to give effect to the completion and effectiveness of the Reverse Stock Split.

The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board of Director’s primary objective in proposing the Reverse Split is to enable the Board, if necessary or if the Board otherwise desires, to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB, to allow for a listing of our Common Stock on The NASDAQ Capital Market. Upon receiving stockholder approval, the Board may, at its own discretion, file the RS Amendment with the Secretary of State of the State of Delaware upon receipt of written or verbal clearance that the Company’s Common Stock has been approved for listing on The NASDAQ Capital Market, subject to compliance with the minimum closing price of at least $3.00 per share.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the initial listing requirements of The NASDAQ Capital Market and our Common Stock could be initially listed on The NASDAQ Capital Market if we meet the other listing and corporate governance requirements of The NASDAQ Capital Market. Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is quoted on The NASDAQ Capital Market.

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Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Split or if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be initially listed on The NASDAQ Capital Market, or once initially listed, that we will be able to maintain such listing.

Requirements for Listing on Exchanges

In order to initially list our Common Stock on The NASDAQ Capital Market, among other requirements which have or will all be satisfied, our Common Stock must maintain a minimum closing price of at least $3.00. Our Board has considered the potential advantages to us if our Common Stock is listed on The NASDAQ Capital Market and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our stockholders to effect the Reverse Split to help attain a $3.00 bid or closing price and ensure compliance with the listing requirements of The NASDAQ Capital Market.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of ten. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, The NASDAQ Capital Market requires that we have at least 300 round lot stockholders. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

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Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the RS Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the RS Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board upon written or verbal clearance that our Common Stock has been approved for trading on The NASDAQ Capital Market, subject to compliance with the minimum closing price of at least $3.00 per share for an estimated trading period of between five and ten trading days. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware or at such time and date as specified in the Certificate of Amendment (the “Effective Time”).

Upon the filing of the RS Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 300 shares of our Common Stock, you would hold 60 shares of our Common Stock following the Reverse Split if the ratio is one-for-five or you would hold 30 shares of our Common Stock if the ratio is one-for-ten.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	Assuming a one-for- five Reverse Split	Assuming a one-for- ten Reverse Split
Warrants	5,115,531	1,023,106	551,553
Options	4,047,000	809,400	404,700
Convertible Preferred	328,197	65,666	32,855

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. If our Common Stock becomes listed on an Exchange, we file a short form registration statement for our Common Stock to be registered under Section 12(b) of the Exchange Act.

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If the proposed Reverse Split is implemented and our application for initial listing is otherwise accepted on The NASDAQ Capital Market, we may request that our Common Stock be initially listed under a new trading symbol.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive a certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 607 holders of record of our Common Stock (although we have significantly more beneficial holders) and 64 holders of Series 1 Preferred Stock. We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split, except to have our Common Stock moved from a registration pursuant to Section 12(g) to Section 12(b) under the Exchange Act.

On or after the Effective Time, we will mail a letter of transmittal to each common stockholder. Each common stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending Continental Stock Transfer & Trust Company as the exchange agent, the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Common stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Common stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each common stockholder a new stock certificate after receipt of that common stockholder’s properly completed letter of transmittal and old stock certificate(s). Preferred stockholders do not have to exchange their existing stock certificates for new certificates.

Common stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as common stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and common stockholders holding shares in street name should contact their nominees. Common stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 100,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. If our Common Stock are initially listed on The NASDAQ Capital Market, stockholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our audit committee at that time authorized the filing of a prior written application with NASDAQ to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and NASDAQ granted us such an exemption.

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The Reverse Split will have no effect on our authorized preferred stock except to proportionately adjust the conversion and voting ratios.

In accordance with our Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 100,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and/or the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of The NASDAQ Capital Market. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

There will be no change in our par value per share of our Common Stock. Accordingly, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

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If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed RS Amendment is set forth in Appendix A to this Information Statement. If and when effected by our Board, the RS Amendment will become effective upon its filing with the Secretary of State of the State of Delaware or at the Effective Time and Date as specified in said filing.

Required Vote

Approval of the RS Proposal requires the affirmative vote of a majority of the issued and outstanding voting shares of Common Stock and Preferred Stock voting as one class. By approving Appendix A, our stockholders are authorizing our executive officers to make any necessary changes to Appendix A required by the Secretary of State of the State of Delaware to file Appendix A with said Secretary.

It is expected that the written consents of the Voting Stock submitted to the Secretary of the Company on the Written Consent Effective Date will include the ratification of the filing of an amendment to the Company’s Certificate of Incorporation and the filing of said amendment with the Secretary of State to approve granting the Board of Directors the right to implement a Reverse Stock Split not less than one-for-five and not greater than one-for-ten for the purpose of effectuating an uplisting on The NASDAQ Capital Market and attempt to meet its minimum closing price requirement of at least $3.00 per share for between five and ten trading days.

Effective Date of the Amendment

The Certificate of Amendment of the Company will become effective upon the filing of the certificate of amendment to the Company’s Certificate of Incorporation with Secretary of State of the State of Delaware or at the Effective Time and Date as specified is said filing.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

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No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Proposal.  The principal stockholders of the Company intend to consent to the Proposal and they hold a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholders have sufficient shares to approve the Proposal.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the Proposal to be acted upon, other than as a stockholder or in his role as an officer and director of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company’s agent, namely, Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

It is expected that the written consents of the Voting Stock submitted to the Secretary of the Company on the Written Consent Effective Date will include approving the Proposal set forth herein.

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OTHER BUSINESS

As of the date of this Information Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration of the stockholders of the Company.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Any Stockholder who intends to present a proposal at the next annual meeting of Stockholders must deliver the proposal to Brad Bernstein, Corporate Secretary of FlexShopper, Inc. at 2700 North Military Trail, Ste. 200, Boca Raton, FL 33431:

•	Not later than May 31, 2016, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

•	Not later than May 31, 2016, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials. Such nominations and proposals for the next annual meeting of Stockholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Chairman.

FLEXSHOPPER, INC.

By:	/s/ Brad Bernstein, Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

FLEXSHOPPER, INC.

[__], 2016

FlexShopper, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of FlexShopper, Inc. adopted a proposed amendment of the Certificate of Incorporation of said corporation to effectuate a reverse stock split, declaring said amendment to be advisable.

The proposed amendment reads as follows:

Section 1 of Article Fourth is hereby amended by adding the following paragraph after the first and only paragraph:

Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each share of Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time will be automatically combined and converted into that fraction of a share of Common Stock, par value $.001 per share, of the Corporation as has been determined by the Board of Directors in its sole discretion within the range of 1-for-5 and 1-for-10 shares and publicly announced by the Corporation at least 10 days prior to effectiveness of this Certificate of Amendment (the “Consolidation”). Notwithstanding the foregoing, no fractional shares shall be issued in connection with the Consolidation. Fractional shares shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter and without the necessity for presenting the same represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding up of any fractional share interests as described above.

SECOND: That, in lieu of a meeting and vote of stockholders, written or electronic consent of stockholders to said amendment granting the Board of Directors the authority to amend the Certificate of Incorporation to provide for a reverse stock split has been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has (or will be) given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the Board of Directors subsequently approved a ratio of ____.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ________________, 2016.

By:

Title:

Name:

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